Exhibit 99.1
FOR IMMEDIATE RELEASE

Johnson Controls reports strong growth in Q1 and updates FY23 Guidance
________________________________________________________________________________
▪Q1 reported sales +4% versus prior year; +9% organically
▪Q1 GAAP EPS of $0.17; Adjusted EPS of $0.67, up 24% versus prior year
▪Q1 Orders +5% organically year-over year
▪Record backlog of $11.3 billion, increased 11% organically year-over-year
▪Initiates fiscal Q2 and updates fiscal 2023 full year guidance
________________________________________________________________________________

CORK, Ireland, February 1, 2023 -- Johnson Controls International plc (NYSE: JCI), a global leader for smart, healthy and sustainable buildings, today reported fiscal first quarter 2023 GAAP earnings per share (“EPS”) from continuing operations, including special items, of $0.17. Excluding special items, adjusted EPS from continuing operations was $0.67, up 24% versus the prior year period (see attached footnotes for non-GAAP reconciliation).
Sales in the quarter of $6.1 billion increased 4% compared to the prior year on an as reported basis and grew 9% organically. GAAP net income from continuing operations was $118 million. Adjusted net income from continuing operations of $463 million was up 22% versus the prior year. Earnings before interest and taxes (“EBIT”) was $237 million and EBIT margin was 3.9%. Adjusted EBIT was $646 million and adjusted EBIT margin was 10.6%, improving 140 basis points versus the prior year.
“Johnson Controls delivered solid first quarter results,” said George Oliver, Chairman and Chief Executive Officer. “Our momentum remains strong, and we are uniquely positioned to accelerate growth across our service-based businesses and expand our digital solutions through our innovative OpenBlue platform. Our unique offerings enable us to lead the future of smart, healthy and sustainable buildings.”
“Our earnings results came in at the high end of our guidance as we executed on our higher margin backlog, delivered on our productivity initiatives and improved our operational execution,” said Olivier Leonetti, Chief Financial Officer. “Our pipeline remains robust, and we are well positioned to capture tailwinds across our vectors of growth and deliver strong financial performance.”

Income and EPS amounts attributable to Johnson Controls ordinary shareholders
($ millions, except per-share amounts)
The financial highlights presented in the tables below are in accordance with GAAP, unless otherwise indicated. All comparisons are to the fiscal first quarter of 2022.
Organic sales growth, adjusted sales, organic segment EBITA growth, total segment EBITA, adjusted segment EBITA, adjusted corporate expense, EBIT, adjusted EBIT, adjusted net income from continuing operations, adjusted EPS from continuing operations, and free cash flow are non-GAAP financial measures. For a reconciliation of non-GAAP measures and detail of the special items, refer to the attached footnotes.
This press release includes forward-looking statements regarding organic revenue growth, adjusted segment EBITA margin improvement and adjusted EPS, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as mark-to-market adjustments. Organic revenue growth excludes the effect of acquisitions, divestitures and foreign currency. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s fiscal 2023 second quarter and full year GAAP financial results.
A slide presentation to accompany the results can be found in the Investor Relations section of Johnson Controls’ website at http://investors.johnsoncontrols.com.

	Fiscal Q1
	GAAP		Adjusted
	2022	2023	2022	2023
Sales	$5,862	$6,068	$5,862	$6,068
Segment EBITA	723	792	723	832
EBIT	543	237	542	646
Net income from continuing operations	381	118	380	463

Diluted EPS from continuing operations	$0.54	$0.17	$0.54	$0.67

SEGMENT RESULTS

Building Solutions North America

	Fiscal Q1
	GAAP		Adjusted
	2022	2023	2022	2023
Sales	$2,152	$2,367	$2,152	$2,367
Segment EBITA	250	267	250	267
Segment EBITA Margin %	11.6%	11.3%	11.6%	11.3%

Sales in the quarter of $2.4 billion increased 10% versus the prior year. Organic sales increased 10% over the prior year led by continued growth in our Install business, including low double-digit growth in both retrofit and new construction.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 6% year-over-year. Backlog at the end of the quarter of $7.5 billion increased 16% compared to the prior year, excluding M&A and adjusted for foreign currency.
Segment EBITA was $267 million, up 7% versus the prior year. Segment EBITA margin of 11.3% declined 30 basis points versus the prior year as positive price/cost and the benefits of SG&A/COGS optimization actions were more than offset by unfavorable mix.

Building Solutions EMEA/LA (Europe, Middle East, Africa/Latin America)

	Fiscal Q1
	GAAP		Adjusted
	2022	2023	2022	2023
Sales	$959	$975	$959	$975
Segment EBITA	104	75	104	75
Segment EBITA Margin %	10.8%	7.7%	10.8%	7.7%

Sales in the quarter of $975 million increased 2% versus the prior year. Organic sales grew 12% versus the prior year led by mid-teens growth in our service-based business and low double-digit growth in Fire & Security. By region, strong organic growth was seen in Europe, Latin America, and the Middle East.
Orders in the quarter, excluding M&A and adjusted for foreign currency, increased 5% year-over-year. Backlog at the end of the quarter of $2.2 billion increased 5% year-over-year, excluding M&A and adjusted for foreign currency.

Segment EBITA was $75 million, down 28% versus the prior year. Segment EBITA margin of 7.7% declined 310 basis points versus the prior year as favorable volume leverage and the benefits of SG&A/COGS optimization actions were more than offset by dilutive price/cost and unfavorable mix.

Building Solutions Asia Pacific

	Fiscal Q1
	GAAP		Adjusted
	2022	2023	2022	2023
Sales	$675	$646	$675	$646
Segment EBITA	68	68	68	68
Segment EBITA Margin %	10.1%	10.5%	10.1%	10.5%

Sales in the quarter of $646 million declined 4% versus the prior year. Sales increased 7% organically versus the prior year led by continued demand for HVAC & Controls. By region, sales in China grew 1% in the quarter, impacted by COVID-related lockdowns.
Orders in the quarter, excluding M&A and adjusted for foreign currency, declined 1% year-over-year. Backlog at the end of the quarter of $1.6 billion declined 1% year-over-year, excluding M&A and adjusted for foreign currency.
Segment EBITA was $68 million, flat versus the prior year. Segment EBITA margin of 10.5% improved 40 basis points versus the prior year as positive price/cost and the benefits of SG&A/COGS optimization actions were slightly offset by continued FX headwinds and lower volumes.

Global Products

	Fiscal Q1
	GAAP		Adjusted
	2022	2023	2022	2023
Sales	$2,076	$2,080	$2,076	$2,080
Segment EBITA	301	382	301	422
Segment EBITA Margin %	14.5%	18.4%	14.5%	20.3%

Sales in the quarter of $2.1 billion were flat versus the prior year. Organic sales grew 7% versus the prior year driven by strong price realization and continued growth in Commercial HVAC and Fire Detection products.
Segment EBITA was $382 million, up 27% versus the prior year. Segment EBITA margin of 18.4% expanded 390 basis points versus the prior year driven by positive price/cost and the benefits of SG&A/COGS actions.

Corporate

	Fiscal Q1
	GAAP		Adjusted
	2022	2023	2022	2023
Corporate Expense	($70)	($109)	($70)	($82)

Corporate expense was $109 million in the quarter, an increase of 56% compared to the prior year.

OTHER ITEMS
▪For the quarter, cash used in operating activities from continuing operations was ($296) million and capital expenditures were $134 million, resulting in a free cash flow from continuing operations of ($430) million.
▪During the quarter, the Company recorded net pre-tax mark-to-market gains of $3 million related primarily to the remeasurement of the Company’s pension and postretirement benefit plans and restricted asbestos investments.
▪During the quarter, the Company recorded pre-tax restructuring and impairment costs of $345 million, including $57 million of restructuring charges and $288 million of impairments related to businesses classified as held for sale.

SECOND QUARTER GUIDANCE
The Company initiated fiscal 2023 second quarter guidance:
▪Organic revenue growth of ~10% year-over-year
▪Adjusted segment EBITA margin improvement of 100 to 110 basis points year-over-year
▪Adjusted EPS before special items of $0.72 to $0.74; representing 15% to 18% growth year-over-year

FULL YEAR GUIDANCE
The Company updated its fiscal 2023 full year EPS guidance:
▪Organic revenue growth of high single-digits to low double-digits year-over year
▪Adjusted segment EBITA margin improvement of 90 to 120 basis points, year-over-year
▪Adjusted EPS before special items of $3.30 to $3.60; representing 10% to 20% growth year-over-year

CONFERENCE CALL & WEBCAST INFO

Johnson Controls will host a conference call to discuss this quarter’s results at 8:30 a.m. ET today, which can be accessed by dialing 888-324-9610 (in the United States) or 630-395-0255 (outside the United States), or via webcast. The passcode is “Johnson Controls”. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Johnson Controls website at https://investors.johnsoncontrols.com/news-and-events/events-and-presentations. A replay will be made available approximately two hours following the conclusion of the conference call.

About Johnson Controls

At Johnson Controls (NYSE:JCI), we transform the environments where people live, work, learn and play. As the global leader in smart, healthy and sustainable buildings, our mission is to reimagine the performance of buildings to serve people, places and the planet.
Building on a proud history of nearly 140 years of innovation, we deliver the blueprint of the future for industries such as healthcare, schools, data centers, airports, stadiums, manufacturing and beyond through OpenBlue, our comprehensive digital offering.
Today, with a global team of 100,000 experts in more than 150 countries, Johnson Controls offers the world`s largest portfolio of building technology and software as well as service solutions from some of the most trusted names in the industry.
Visit www.johnsoncontrols.com for more information and follow @Johnson Controls on social platforms.

JOHNSON CONTROLS CONTACTS:

INVESTOR CONTACTS:	MEDIA CONTACT:

Jim Lucas	Danielle Canzanella
Direct: +1 651.391.3182	Direct: +1 203.499.8297
Email: jim.lucas@jci.com	Email: danielle.canzanella@jci.com

Michael Gates
Direct: +1 414.524.5785
Email: michael.j.gates@jci.com
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Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements
Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this document other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this communication, statements regarding Johnson Controls future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures, debt levels and market outlook are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond its control, that could cause its actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: Johnson Controls ability to manage general economic, business and capital market conditions, including recessions and other economic downturns, the ability to manage macroeconomic and geopolitical volatility, including global price inflation, shortages impacting the availability of raw materials and component products and the conflict between Russia and Ukraine; the ability to develop or acquire new products and technologies that achieve market acceptance and meet applicable regulatory requirements; the strength of the U.S. or other economies; fluctuations in currency exchange rates; changes or uncertainty in laws, regulations, rates, policies or interpretations that impact Johnson Controls business operations or tax status; changes to laws or policies governing foreign trade, including economic sanctions, increased tariffs or trade restrictions; maintaining the capacity, reliability and security of Johnson Controls enterprise information technology infrastructure; the ability to manage the lifecycle cybersecurity risk in the development, deployment and operation of Johnson Controls digital platforms and services; the risk of infringement or expiration of intellectual property rights; Johnson Controls ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; the ability of Johnson Controls to drive organizational improvement; any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions; the outcome of litigation and governmental proceedings; the ability to hire and retain senior management and other key personnel; the tax treatment of recent portfolio transactions; significant transaction costs and/or unknown liabilities associated with such transactions; labor shortages, work stoppages, union negotiations, labor disputes and other matters associated with the labor force; and the cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls business is included in the section entitled “Risk Factors” in Johnson Controls Annual Report on Form 10-K for the 2022 fiscal year filed with the SEC on November 15, 2022, which is available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab. The description of certain of these risks is supplemented in Item 1A of Part II of Johnson Controls subsequently filed Quarterly Reports on Form 10-Q. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.
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Non-GAAP Financial Information
This press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items include restructuring and impairment costs, net mark-to-market adjustments, Silent-Aire other nonrecurring items, certain transaction/separation costs, and warehouse fire loss. Financial information regarding organic sales growth, adjusted sales, EBIT, EBIT margin, adjusted EBIT, adjusted EBIT margin, organic segment EBITA growth, total segment EBITA, adjusted segment EBITA, adjusted segment EBITA margin, adjusted Corporate expense, free cash flow, free cash flow conversion and adjusted net income from continuing operations are also presented, which are non-GAAP performance measures. Management believes that, when considered together with unadjusted amounts, these non-GAAP measures are useful to investors in understanding period-over-period operating results and business trends of Johnson Controls. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. For further information on the calculation of the non-GAAP measures and a reconciliation of these non-GAAP measures, refer to the attached footnotes.
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JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per share data; unaudited)

	Three Months Ended December 31,
	2022	2021

Net sales	$6,068	$5,862
Cost of sales	3,977	3,971
Gross profit	2,091	1,891

Selling, general and administrative expenses	1,571	1,369
Restructuring and impairment costs	345	49
Net financing charges	67	53
Equity income	62	70

Income before income taxes	170	490

Income tax provision	14	71

Net income	156	419

Income attributable to noncontrolling interests	38	38

Net income attributable to JCI	$118	$381

Diluted earnings per share	$0.17	$0.54

Diluted weighted average shares	690.3	709.5
Shares outstanding at period end	687.2	702.8

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (in millions; unaudited)
	December 31, 2022	September 30, 2022
ASSETS
Cash and cash equivalents	$1,509	$2,031
Accounts receivable - net	5,722	5,528
Inventories	2,895	2,510
Assets held for sale	418	387
Other current assets	1,293	1,229
Current assets	11,837	11,685

Property, plant and equipment - net	3,098	3,042
Goodwill	17,684	17,328
Other intangible assets - net	4,673	4,641
Investments in partially-owned affiliates	1,053	963
Noncurrent assets held for sale	588	751
Other noncurrent assets	3,864	3,748
Total assets	$42,797	$42,158

LIABILITIES AND EQUITY
Short-term debt and current portion of long-term debt	$1,963	$1,534
Accounts payable and accrued expenses	5,050	5,219
Liabilities held for sale	310	236
Other current liabilities	4,240	4,250
Current liabilities	11,563	11,239

Long-term debt	7,784	7,426
Other noncurrent liabilities	6,145	6,029
Noncurrent liabilities held for sale	62	62
Shareholders' equity attributable to JCI	16,046	16,268
Noncontrolling interests	1,197	1,134
Total liabilities and equity	$42,797	$42,158

JOHNSON CONTROLS INTERNATIONAL PLC CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions; unaudited)
	Three Months Ended December 31,
	2022	2021
Operating Activities
Net income attributable to JCI	$118	$381
Income attributable to noncontrolling interests	38	38

Net income	156	419

Adjustments to reconcile net income to cash provided (used) by operating activities:
Depreciation and amortization	203	224
Pension and postretirement benefit income	(6)	(82)
Pension and postretirement contributions	(9)	(41)
Equity in earnings of partially-owned affiliates, net of dividends received	(56)	(18)
Deferred income taxes	(92)	(32)
Noncash restructuring and impairment costs	294	—
Other - net	3	1
Changes in assets and liabilities, excluding acquisitions and divestitures:
Accounts receivable	(88)	(75)
Inventories	(348)	(376)
Other assets	(68)	(63)
Restructuring reserves	14	19
Accounts payable and accrued liabilities	(338)	333
Accrued income taxes	39	83
Cash provided (used) by operating activities from continuing operations	(296)	392

Investing Activities
Capital expenditures	(134)	(135)
Acquisition of businesses, net of cash acquired	(79)	(108)
Other - net	24	25
Cash used by investing activities from continuing operations	(189)	(218)

Financing Activities
Increase in short and long-term debt - net	420	394
Stock repurchases and retirements	(154)	(526)
Payment of cash dividends	(241)	(191)
Proceeds from the exercise of stock options	19	8
Dividends paid to noncontrolling interests	(10)	—
Employee equity-based compensation withholding taxes	(30)	(47)
Other - net	5	5
Cash provided (used) by financing activities from continuing operations	9	(357)

Discontinued Operations
Net cash used by operating activities	—	(4)
Net cash used by investing activities	—	—
Net cash used by financing activities	—	—
Net cash flows used by discontinued operations	—	(4)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(14)	67
Decrease in cash, cash equivalents and restricted cash	$(490)	$(120)

FOOTNOTES
1. Financial Summary

The Company evaluates the performance of its business units primarily on segment earnings before interest, taxes and amortization (EBITA), which represents income before income taxes and noncontrolling interests, excluding general corporate expenses, intangible asset amortization, net mark-to-market adjustments related to restricted asbestos investments and pension and postretirement plans, restructuring and impairment costs and net financing charges.

(in millions; unaudited)	Three Months Ended December 31,
	2022		2021
	Actual	Adjusted Non-GAAP	Actual	Adjusted Non-GAAP

Segment EBITA (1)
Building Solutions North America	$267	$267	$250	$250
Building Solutions EMEA/LA	75	75	104	104
Building Solutions Asia Pacific	68	68	68	68
Global Products	382	422	301	301
Segment EBITA	792	832	723	723
Corporate expenses (2)	(109)	(82)	(70)	(70)
Amortization of intangible assets (3)	(104)	(104)	(118)	(111)
Net mark-to-market gains (4)	3	—	57	—
Restructuring and impairment costs (5)	(345)	—	(49)	—
EBIT (6)	237	646	543	542
EBIT margin (6)	3.9%	10.6%	9.3%	9.2%
Net financing charges	(67)	(67)	(53)	(53)
Income income taxes	170	579	490	489
Income tax provision (7)	(14)	(78)	(71)	(66)
Net Income	156	501	419	423
Income attributable to noncontrolling interests (8)	(38)	(38)	(38)	(43)
Net income attributable to JCI	$118	$463	$381	$380

(1) The Company's press release contains financial information regarding total segment EBITA, adjusted segment EBITA and adjusted segment EBITA margins, which are non-GAAP performance measures. The Company's definition of adjusted segment EBITA excludes other non-recurring items (hereafter referred to as "special items") because these costs are not considered to be directly related to the underlying operating performance of its businesses. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company.

A reconciliation of total segment EBITA to net income is shown earlier within this footnote. The following is the three months ended December 31, 2022 and 2021 reconciliation of total segment EBITA and segment EBITA margin as reported to adjusted segment EBITA and adjusted segment EBITA margin (unaudited):

(in millions)	Building Solutions North America		Building Solutions EMEA/LA		Building Solutions Asia Pacific		Global Products		Consolidated JCI plc
	2022	2021	2022	2021	2022	2021	2022	2021	2022	2021

Segment EBITA as reported	$267	$250	$75	$104	$68	$68	$382	$301	$792	$723
Segment EBITA margin as reported (9)	11.3%	11.6%	7.7%	10.8%	10.5%	10.1%	18.4%	14.5%	13.1%	12.3%

Adjusting items:
Warehouse fire loss (10)	—	—	—	—	—	—	40	—	40	—

Adjusted segment EBITA	$267	$250	$75	$104	$68	$68	$422	$301	$832	$723
Adjusted segment EBITA margin	11.3%	11.6%	7.7%	10.8%	10.5%	10.1%	20.3%	14.5%	13.7%	12.3%

(2) Adjusted Corporate expenses for the three months ended December 31, 2022 excludes certain transaction/separation costs of $27 million.

(3) Adjusted amortization of intangible assets for the three months ended December 31, 2021 excludes $7 million of nonrecurring intangible asset amortization related to Silent-Aire purchase accounting.

(4) Adjusted results for the three months ended December 31, 2022 exclude net mark-to-market gains on restricted asbestos investments and pension and postretirements plans of $3 million. Adjusted results for the three months ended December 31, 2021 exclude net mark-to-market gains on restricted asbestos investments and pension and postretirements plans of $57 million.

(5) Adjusted results for the three months ended December 31, 2022 exclude restructuring and impairment costs of $345 million. These costs are related primarily to the impairment of assets associated with businesses classified as held for sale, workforce reductions and other related costs. Adjusted results for the three months ended December 31, 2021 exclude restructuring and impairment costs of $49 million. These costs are related primarily to workforce reductions and other related costs.

(6) Management defines earnings before interest and taxes (EBIT) as income before net financing charges, income taxes and noncontrolling interests. EBIT margin is defined as EBIT divided by net sales. EBIT and EBIT margin are non-GAAP performance measures. Management believes these non-GAAP measures are useful to investors in understanding the ongoing operations and business trends of the Company. A reconciliation of EBIT to net income is shown earlier within this footnote.

(7) Adjusted income tax provision for the three months ended December 31, 2022 excludes the net tax benefit of pre-tax adjusting items of $64 million. Adjusted income tax provision for the three months ended December 31, 2021 excludes the net tax expense of pre-tax adjusting items of $5 million.

(8) Adjusted income attributable to noncontrolling interests for the three months ended December 31, 2021 excludes $5 million impact from restructuring and impairment costs.

(9) Segment EBITA margin is defined as segment EBITA divided by segment net sales, as disclosed in the Company's press release.

(10) Adjusted segment EBITA for the three months ended December 31, 2022 excludes a $40 million uninsured loss attributable to a fire at a warehouse in Menominee, Michigan.

The Company's press release and earnings presentation include forward-looking statements regarding organic revenue growth, adjusted segment EBITA margin improvement, free cash flow and adjusted EPS, which are non-GAAP financial measures. These non-GAAP financial measures are derived by excluding certain amounts from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts excluded is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period and the high variability of certain amounts, such as mark-to-market adjustments. Organic revenue growth excludes the effect of acquisitions, divestitures and foreign currency. We are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. The unavailable information could have a significant impact on the Company’s fiscal 2023 second quarter and full year GAAP financial results.

2. Diluted Earnings Per Share Reconciliation

The Company's press release contains financial information regarding adjusted earnings per share, which is a non-GAAP performance measure. The adjusting items shown in the table below are excluded because these items are not considered to be directly related to the underlying operating performance of the Company. Management believes this non-GAAP measure is useful to investors in understanding the ongoing operations and business trends of the Company.

A reconciliation of diluted earnings per share as reported to adjusted diluted earnings per share for the respective periods is shown below (unaudited):

	Net Income Attributable to JCI plc
	Three Months Ended
	December 31,
	2022	2021

Earnings per share as reported for JCI plc	$0.17	$0.54

Adjusting items:
Net mark-to-market adjustments	—	(0.08)
Related tax impact	—	0.02
Restructuring and impairment costs	0.50	0.07
Related tax impact	(0.08)	(0.01)
NCI impact of restructuring and impairment costs	—	(0.01)
Transaction/separation costs	0.04	—
Silent-Aire other nonrecurring costs	—	0.01
Warehouse fire loss	0.06	—
Related tax impact	(0.01)	—
Adjusted earnings per share for JCI plc*	$0.67	$0.54
* May not sum due to rounding

The following table reconciles the denominators used to calculate basic and diluted earnings per share for JCI plc (in millions; unaudited):

	Three Months Ended
	December 31,
	2022	2021

Weighted average shares outstanding for JCI plc
Basic weighted average shares outstanding	687.0	704.3
Effect of dilutive securities:
Stock options, unvested restricted stock
and unvested performance share awards	3.3	5.2
Diluted weighted average shares outstanding	690.3	709.5

3. Organic Growth Reconciliation

The components of the change in net sales for the three months ended December 31, 2022 versus the three months ended December 31, 2021, including organic growth, are shown below (unaudited):

(in millions)	Net Sales for the Three Months Ended December 31, 2021	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Net Sales for the Three Months Ended December 31, 2021	Acquisitions		Organic Growth		Net Sales for the Three Months Ended December 31, 2022
Building Solutions North America	$2,152	$—	—	$(15)	-1%	$2,137	$7	—	$223	10%	$2,367	10%
Building Solutions EMEA/LA	959	(18)	-2%	(89)	-9%	852	20	2%	103	12%	975	2%
Building Solutions Asia Pacific	675	—	—	(71)	-11%	604	—	—	42	7%	646	-4%
Total field	3,786	(18)	—	(175)	-5%	3,593	27	1%	368	10%	3,988	5%
Global Products	2,076	—	—	(125)	-6%	1,951	—	—	129	7%	2,080	—
Total net sales	$5,862	$(18)	—	$(300)	-5%	$5,544	$27	—	$497	9%	$6,068	4%

The components of the change in total service revenue for the three months ended December 31, 2022 versus the three months ended December 31, 2021, including organic growth, is shown below (unaudited):

(in millions)	Service Revenue for the Three Months Ended December 31, 2021	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Service Revenue for the Three Months Ended December 31, 2021	Acquisitions		Organic Growth		Service Revenue for the Three Months Ended December 31, 2022
Building Solutions North America	$853	$—	—	$(6)	-1%	$847	$6	1%	$63	7%	$916	7%
Building Solutions EMEA/LA	415	(11)	-3%	(41)	-10%	363	4	1%	56	15%	423	2%
Building Solutions Asia Pacific	174	—	—	(18)	-10%	156	—	—	17	11%	173	-1%
Total field	1,442	(11)	-1%	(65)	-5%	1,366	10	1%	136	10%	1,512	5%
Global Products	—	—	—	—	—	—	—	—	—	—	—	—
Total service revenue	$1,442	$(11)	-1%	$(65)	-5%	$1,366	$10	1%	$136	10%	$1,512	5%

The components of the change in total segment EBITA for the three months ended December 31, 2022 versus the three months ended December 31, 2021, including organic growth, is shown below (unaudited):

(in millions)	Adjusted Segment EBITA for the Three Months Ended December 31, 2021	Base Year Adjustments - Divestitures and Other		Base Year Adjustments - Foreign Currency		Adjusted Base Segment EBITA for the Three Months Ended December 31, 2021	Acquisitions		Organic Growth		Adjusted Segment EBITA for the Three Months Ended December 31, 2022
Total segment EBITA	$723	$(1)	—	$(36)	-5%	$686	$5	1%	$141	21%	$832	15%

4. Free Cash Flow Conversion

The Company's press release contains financial information regarding free cash flow and free cash flow conversion, which are non-GAAP performance measures. We also present below free cash flow conversion from the GAAP measure of net income attributable to JCI. Free cash flow is defined as cash provided by operating activities less capital expenditures. Free cash flow conversion from net income is defined as free cash flow divided by net income attributable to JCI. Free cash flow conversion is defined as free cash flow divided by adjusted net income attributable to JCI. Management believes these non-GAAP measures are useful to investors in understanding the strength of the Company and its ability to generate cash. These non-GAAP measures can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.

The following is the three months ended December 31, 2022 and 2021 reconciliation of free cash flow and the calculations of free cash flow conversion from net income and free cash flow conversion (unaudited):

	Three Months Ended
(in millions)	December 31, 2022	December 31, 2021
Cash provided (used) by operating activities from continuing
operations	$(296)	$392
Capital expenditures	(134)	(135)
Free cash flow	$(430)	$257

Net income attributable to JCI	$118	$381
Free cash flow conversion from net income	-364%	67%

Adjusted net income attributable to JCI	$463	$380
Free cash flow conversion	-93%	68%

5. Debt Ratios

The Company's earnings presentation provides financial information regarding net debt to adjusted EBITDA, which is a non-GAAP performance measure. We also present below net debt to income before income taxes. The Company believes these ratios are useful to understanding the Company's financial condition as it provides an overview of the extent to which the Company relies on external debt financing for its funding and is a measure of risk to its shareholders. The following is the December 31, 2022, September 30, 2022, and December 31, 2021 calculation of net debt to income before income taxes and net debt to adjusted EBITDA (unaudited):

(in millions)	December 31, 2022	September 30, 2022	December 31, 2021
Short-term debt and current portion of long-term debt	$1,963	$1,534	$612
Long-term debt	7,784	7,426	7,437
Total debt	9,747	8,960	8,049
Less: cash and cash equivalents	1,509	2,031	1,207
Total net debt	$8,238	$6,929	$6,842

Last twelve months income before income taxes	$1,390	$1,710	$2,671

Total net debt to income before income taxes	5.9x	4.1x	2.6x

Last twelve months adjusted EBITDA	$3,783	$3,693	$3,599

Total net debt to adjusted EBITDA	2.2x	1.9x	1.9x

The following is the last twelve months ended December 31, 2022, September 30, 2022, and December 31, 2021 reconciliation of income to adjusted EBIT and adjusted EBITDA, which are non-GAAP performance measures (unaudited):

(in millions)	Last Twelve Months Ended December 31, 2022	Last Twelve Months Ended September 30, 2022	Last Twelve Months Ended December 31, 2021
Net income	$1,460	$1,723	$1,793
Income tax (benefit) provision	(70)	(13)	878
Net financing charges	227	213	200
EBIT	1,617	1,923	2,871
Adjusting items:
Net mark-to-market adjustments	20	(34)	(438)
Restructuring and impairment costs	1,017	721	291
Environmental remediation and related reserves adjustment	255	255	—
Silent-Aire other nonrecurring costs	6	13	30
Silent-Aire earn-out adjustment	(43)	(43)	—
Warehouse fire loss	40	—	—
Charges attributable to the suspension of operations in Russia	11	11	—
Transaction/separation costs	57	30	—
Adjusted EBIT (1)	2,980	2,876	2,754
Depreciation and amortization	803	817	845
Adjusted EBITDA (1)	$3,783	$3,693	$3,599

(1) The Company's definition of adjusted EBIT and adjusted EBITDA excludes special items because these costs are not considered to be directly related to the underlying operating performance of its businesses. Management believes this non-GAAP measure is useful to investors in understanding the ongoing operations and business trends of the Company.

6. Income Taxes

The Company's effective tax rate from continuing operations excluding net mark-to-market adjustments, restructuring and impairment costs, Silent-Aire nonrecurring intangible asset amortization, certain transaction/separation costs and warehouse fire loss for the three months ended December 31, 2022 and December 31, 2021 is approximately 13.5%.